EXHIBIT 1

                            ARTICLES OF AMENDMENT TO
                        NATIONAL ADVERTISING GROUP, INC.


     THE UNDERSIGNED, being the president of NATIONAL ADVERTISING GROUP, INC. does hereby amend its Articles of Incorporation, effective December 16, 1998, as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be Yang Holding Company.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on December 16, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on December 16, 1998.

/s/ JAMES CHOW, PRESIDENT
-------------------------
    James Chow, President

     The foregoing instrument was acknowledged before me on December 16, 1998, by James Chow, who is personally known to me.

                                                        /s/ NOTARY PUBLIC
                                                        ----------------------
                                                            Notary Public
My commission expires: